February 2026

Pricing Supplement

Dated February 13, 2026

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024, Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Dual Directional Buffered PLUS or “Buffered PLUS” will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. At maturity, if the final share price of the underlying shares is greater than the initial share price, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying shares, subject to the maximum upside payment at maturity. If the final share price is less than or equal to the initial share price, but not by more than the buffer amount of 10.00%, investors will receive at maturity the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 10.00% return. However, if the final share price is less than the initial share price by more than the buffer amount, investors will lose 1% for every 1% that the final share price falls below the initial share price in excess of the buffer amount and could lose up to 90.00% of the stated principal amount. Accordingly, the Buffered PLUS do not guarantee the full return of principal at maturity and you could lose up to 90.00% of your investment in the Buffered PLUS. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum upside payment at maturity in exchange for the upside leverage, buffer and absolute return features that, in each case, apply to a limited range of performance of the underlying shares. The Buffered PLUS are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The Buffered PLUS are notes issued as part of BNS’ Senior Note Program, Series A. All payments on the Buffered PLUS are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment in the Buffered PLUS. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:	Shares of the SPDR® Gold Trust (Bloomberg Ticker: “GLD UP”) (the “fund”)
Aggregate principal amount:	$3,026,000
Stated principal amount:	$1,000.00 per Buffered PLUS
Issue price:	$1,000.00 per Buffered PLUS (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 Buffered PLUS)
Coupon:	None
Pricing date:	February 13, 2026
Original issue date:

February 19, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered PLUS in the secondary market on any date prior to one business day before delivery of the Buffered PLUS will be required, by virtue of the fact that the Buffered PLUS initially will settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:	February 14, 2028, subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Maturity date:	February 17, 2028, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Payment at maturity per Buffered PLUS:

￭ If the final share price is greater than the initial share price:

$1,000.00 + leveraged upside payment

In no event will the payment at maturity from any increase in the value of the underlying shares exceed the maximum upside payment at maturity.

￭ If the final share price is less than or equal to the initial share price, but not by more than the buffer amount:

$1,000.00 + ($1,000.00 × absolute underlying return)

In this scenario, you will receive a 1% positive return on the Buffered PLUS for each 1% negative return on the underlying shares. In no event will this amount exceed the stated principal amount plus $100.00. You will not benefit from the leverage feature in this scenario.

￭ If the final share price is less than the initial share price by more than the buffer amount:

$1,000.00 + [$1,000.00 × (underlying return + buffer amount)]

If the final share price is less than the initial share price by more than the buffer amount, you will lose 1% for every 1% that the final share price falls below the initial share price in excess of the buffer amount and you could lose up to 90.00% of your investment in the Buffered PLUS.

Underlying return:	(final share price − initial share price) / initial share price
Absolute underlying return:	The absolute value of the underlying return. For example, a -5% underlying return will result in a +5% absolute underlying return.
Upside leverage factor:	200.00%
Leveraged upside payment:	$1,000.00 × upside leverage factor × underlying return
Buffer amount:	10.00%
Maximum upside gain:	31.30%
Maximum upside payment at maturity:	$1,313.00 per Buffered PLUS (131.30% of the stated principal amount)
Initial share price:

$462.62, which is equal to the closing price of the underlying shares on the pricing date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes —Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

Final share price:

The closing price of the underlying shares on the valuation date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes —Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

CUSIP/ISIN:	06419HQQ0 / US06419HQQ01
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:

Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Additional Information About the Buffered PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:

$988.00 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Buffered PLUS — Additional information regarding estimated value of the Buffered PLUS” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 10 of this document for additional information. The actual value of your Buffered PLUS at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS:	$1,000.00	$20.00(a) + $5.00(b) $25.00	$975.00
Total:	$3,026,000.00	$75,650.00	$2,950,350.00

(1)SCUSA, has agreed to purchase the Buffered PLUS at the stated principal amount and, as part of the distribution of the Buffered PLUS, has agreed to sell all of the Buffered PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $20.00 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Buffered PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Buffered PLUS or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Buffered PLUS are not bail-inable debt securities under the CDIC Act.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About BNS and the Buffered PLUS

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Buffered PLUS are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Buffered PLUS may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Buffered PLUS involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered PLUS in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Dual Directional Buffered PLUS” or “Buffered PLUS” refers to the Dual Directional Buffered Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

“Buffered Performance Leveraged Upside SecuritiesSM” and “Buffered PLUSSM” are service marks of Morgan Stanley.

February 2026 Page 2

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Overview

Dual Directional Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028 can be used:

￭As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares, subject to the maximum upside payment at maturity; however, by investing in the Buffered PLUS, you will not be entitled to receive any dividends or distributions paid with respect to the underlying shares or any interest payments, and your return from any increase in the price of the underlying shares will not exceed the maximum upside payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying shares beyond a price that, when multiplied by the upside leverage factor, exceeds the maximum upside gain is appropriate for you.

￭To enhance returns in a moderately bullish scenario and potentially outperform the underlying shares in such scenario or a moderately bearish scenario.

￭To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum upside payment at maturity, while using fewer dollars by taking advantage of the upside leverage factor.

￭To provide an unleveraged positive return for a limited range of negative performance of the underlying shares.

￭To obtain a buffer against a specified percentage of negative performance of the underlying shares.

If the final share price is less than the initial share price by more than the buffer amount, you will lose 1% for every 1% that the final share price falls below the initial share price in excess of the buffer amount and you could lose up to 90.00% of your investment in the Buffered PLUS.

Maturity:	Approximately 24 months
Upside leverage factor:	200.00% (applicable only if the final share price is greater than the initial share price)
Buffer amount:	10.00%
Maximum upside payment at maturity:	$1,313.00 per Buffered PLUS (131.30% of the stated principal amount)
Maximum upside gain:	31.30%
Coupon:	None
Minimum payment at maturity:	$100.00 (10.00% of the stated principal amount).
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

February 2026 Page 3

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Investors can use the Buffered PLUS to leverage upside returns by 200.00%, up to the maximum upside gain, and, through the absolute return feature, to earn an unleveraged positive return for a limited range of negative performance of the underlying shares. If the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying shares, subject to the maximum upside payment at maturity. If the final share price is less than or equal to the initial share price, but not by more than the buffer amount of 10.00%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 10.00% return. However, if the final share price is less than the initial share price by more than the buffer amount, investors will lose 1% for every 1% that the final share price falls below the initial share price in excess of the buffer amount. Investors may lose up to 90.00% of their investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of BNS.

Investors will not be entitled to receive any dividends or distributions paid with respect to the underlying shares and the Buffered PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Upside Performance up to a Cap

The Buffered PLUS offer investors an opportunity to capture enhanced returns within a certain range of positive performance relative to a direct investment in the underlying shares or the assets comprising the underlying shares.

Absolute Return Feature	The Buffered PLUS offer investors an opportunity to earn a positive return if the final share price is less than or equal to the initial share price but not by more than the buffer amount.
Upside Scenario

If the final share price is greater than the initial share price, at maturity you will receive the stated principal amount of $1,000.00 plus the leveraged upside payment, subject to the maximum upside payment at maturity of $1,313.00 per Buffered PLUS (131.30% of the stated principal amount).

Absolute Return Scenario

If the final share price is less than or equal to the initial share price, but not by more than the buffer amount, at maturity you will receive a 1% positive return for each 1% negative return of the underlying shares. For example, if the final share price is 5% less than the initial share price, the Buffered PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 10.00% return at maturity.

Downside Scenario

If the final share price is less than the initial share price by more than the buffer amount, at maturity you will receive less than the stated principal amount and you will lose 1% for every 1% that the final share price has fallen below the initial share price in excess of the buffer amount. For example, if the underlying return is -45.00%, each Buffered PLUS will redeem for $650.00, or 65.00% of the stated principal amount. The minimum payment at maturity on the Buffered PLUS is 10.00% of the stated principal amount and you could lose up to 90.00% of your investment in the Buffered PLUS.

February 2026 Page 4

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investor Suitability

The Buffered PLUS may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the Buffered PLUS, including the risk that you may lose up to 90.00% of your investment in the Buffered PLUS

■You can tolerate a loss of some and up to 90.00% of your investment and are willing to make an investment that, if the final share price is less than the initial share price by more than the buffer amount, has similar downside market risk as that of a direct investment in the underlying shares or the assets comprising the underlying shares, which consist primarily of gold (the “underlying constituents”)

■You believe that the final share price will be greater than the initial share price and you understand and accept that any upside return that you earn on the Buffered PLUS will not exceed the maximum upside gain

■You believe that the final share price will be less than the initial share price by not more than the buffer amount and you understand that any decrease of the final share price from the initial share price by more than the buffer amount will result in a loss, rather than a positive return, on your investment

■You can tolerate fluctuations in the market prices of the Buffered PLUS prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

■You do not seek current income from your investment and are willing to forgo any dividends of distributions paid on the underlying shares

■You are willing and able to hold the Buffered PLUS to maturity, a term of approximately 24 months, and accept that there may be little or no secondary market for the Buffered PLUS

■You understand and are willing to accept the risks associated with the underlying shares and the underlying constituents

■You are willing to assume the credit risk of BNS for all payments under the Buffered PLUS, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The Buffered PLUS may not be suitable for you if:

■You do not fully understand or are unwilling to accept the risks of an investment in the Buffered PLUS, including the risk that you may lose up to 90.00% of your investment in the Buffered PLUS

■You require an investment that provides full protection against loss of principal

■You are not willing to make an investment that, if the final share price is less than the initial share price by more than the buffer amount, has similar downside market risk as that of a direct investment in the underlying shares or the underlying constituents

■You believe that the final share price will be less than the initial share price by more than the buffer amount

■You seek an investment that has an unlimited return potential or you do not understand or cannot accept that your potential upside return on the Buffered PLUS is limited to the maximum upside gain or that your potential positive return from the absolute return feature is limited by the buffer amount

■You cannot tolerate fluctuations in the market price of the Buffered PLUS prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

■You seek current income from your investment or prefer to receive any dividends or distributions paid on the underlying shares

■You are unable or unwilling to hold the Buffered PLUS to maturity, a term of approximately 24 months, or seek an investment for which there will be an active secondary market

■You do not understand or are not willing to accept the risks associated with the underlying shares or the underlying constituents

■You are not willing to assume the credit risk of BNS for all payments under the Buffered PLUS, including any repayment of principal

February 2026 Page 5

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Dual Directional Buffered PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered PLUS were set on the pricing date and are specified on the cover hereof).

Investors will not be entitled to receive any dividends or distributions paid with respect to the underlying shares or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the Buffered PLUS are subject to the credit risk of BNS.

Stated principal amount:	$1,000.00 per Buffered PLUS
Upside leverage factor:	200.00%
Buffer amount	10.00%
Hypothetical initial share price:	$100.00
Maximum upside payment at maturity:	$1,313.00 per Buffered PLUS
Maximum upside gain:	31.30%
Minimum payment at maturity:	$100.00 (10.00% of the stated principal amount)

EXAMPLE 1: The price of the underlying shares increases over the term of the Buffered PLUS and the payment at maturity is less than the maximum upside payment at maturity.

Final share price	$103.00
Underlying return	($103.00 – $100.00) / $100.00 = 3.00%
Payment at maturity	= $1,000.00 + leveraged upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × upside leverage factor × underlying return), subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × 200.00% × 3.00%), subject to the maximum upside payment at maturity
= $1,060.00

In this example, the final share price is greater than the initial share price and the underlying return is 3.00%. Accordingly, investors receive the stated principal amount at maturity plus a return equal to 200.00% times the underlying return, resulting in a payment at maturity of $1,060.00 per Buffered PLUS (a total return of 6.00%).

EXAMPLE 2: The price of the underlying shares increases over the term of the Buffered PLUS such that the payment at maturity is equal to the maximum upside payment at maturity.

Final share price	$150.00
Underlying return	($150.00 – $100.00) / $100.00 = 50.00%
Payment at maturity	= $1,000.00 + leveraged upside payment, subject to the maximum upside payment at maturity
= $1,000.00 + ($1,000.00 × upside leverage factor × underlying return), subject to the maximum upside payment at maturity
= maximum upside payment at maturity of $1,313.00 per Buffered PLUS

In this example, the final share price is greater than the initial share price and the underlying return is 50.00%. Under the terms of the Buffered PLUS, investors will realize the maximum upside payment at maturity if the underlying return is 15.65% or higher. Therefore, in this example, investors receive the maximum upside payment at maturity of $1,313.00 per stated principal amount, even though the price of the underlying shares has increased by an amount significantly greater than the return represented by the maximum upside payment at maturity.

February 2026 Page 6

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The price of the underlying shares decreases over the term of the Buffered PLUS and the final share price is less than the initial share price, but not by more than the buffer amount.

Final share price	$95.00
Underlying return	($95.00 – $100.00) / $100.00 = -5.00%
Payment at maturity	= $1,000.00 + ($1,000.00 × absolute underlying return)
= $1,000.00 + ($1,000.00 × |-5.00%|)
= $1,050.00

In this example, the final share price is less than the initial share price but not by more than the buffer amount and the underlying return is -5.00%. Accordingly, investors receive the stated principal amount at maturity plus an unleveraged positive return equal to the absolute value of the percentage decline, resulting in a payment at maturity of $1,050.00 per Buffered PLUS (a total return of 5.00%).

EXAMPLE 4: The price of the underlying shares decreases over the term of the Buffered PLUS and the final share price is less than the initial share price by more than the buffer amount.

Final share price	$40.00
Underlying return	($40.00 – $100.00) / $100.00 = -60.00%
Payment at maturity	= $1,000.00 + [$1,000.00 × (underlying return + buffer amount)]
= $1,000.00 + [$1,000.00 × (-60.00% + 10.00%)]
= $1,000.00 - $500.00
= $500.00

In this example, the final share price is less than the initial share price by more than the buffer amount and the underlying return is -60.00%. Because the final share price is less than the initial share price by more than the buffer amount, investors receive a payment at maturity of $500.00 per Buffered PLUS (a return on investment of -50.00%).

If the final share price is less than the initial share price by more than the buffer amount, you will lose 1% for every 1% that the final share price falls below the initial share price in excess of the buffer amount and you could lose up to 90.00% of your investment in the Buffered PLUS.

February 2026 Page 7

$3,026,000 Dual Directional Buffered PLUS Based on the Performance of the Shares of the SPDR® Gold Trust due February 17, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered PLUS.

Risks Relating to Return Characteristics

￭You may lose up to 90.00% of your investment in the Buffered PLUS. The Buffered PLUS differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the Buffered PLUS at maturity. If the final share price is less than the initial share price by more than the buffer amount, you will lose 1% of your principal for every 1% that the final share price falls below the initial share price in excess of the buffer amount. You may lose up to 90.00% of your investment in the Buffered PLUS.

￭The stated payout from the issuer applies only at maturity. You should be willing to hold your Buffered PLUS to maturity. The stated payout, including the potential to benefit from the upside leverage and absolute return features, is available only if you hold your Buffered PLUS to maturity. If you are able to sell your Buffered PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Buffered PLUS even if the then-current price of the underlying shares is less than the initial share price but not by more than the buffer amount.

■Your potential upside return on the Buffered PLUS is limited to the maximum upside gain. The return potential of the Buffered PLUS is limited to the maximum upside gain. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside leverage factor, exceeds the maximum upside gain. Your return on the Buffered PLUS may be less than that of a direct investment in the underlying shares.

■The potential positive return on the Buffered PLUS from any negative performance of the underlying shares is limited by the buffer amount and the return on the Buffered PLUS may change significantly despite only a small difference in the degree of change of the final share price relative to the initial share price. If the final share price is less than or equal to the initial share price but not by more than the buffer amount, you will receive at maturity $1,000 plus a return equal to the absolute underlying return, which will reflect a 1% positive return for each 1% negative return on the underlying shares. You will not benefit from the leverage feature in this scenario. However, due to the buffer amount, your return from the absolute return feature is effectively limited to 10.00% and the return on the Buffered PLUS may change significantly despite only a small difference in the degree of change of the final share price relative to the initial share price. While a decline from the initial share price to the final share price by a percentage that is less than or equal to the buffer amount will result in a positive return equal to the absolute underlying return, a further decline of the final share price to less than the initial share price by more than the buffer amount would instead result in a loss of 1% of your principal for every 1% that the final share price falls below the initial share price in excess of the buffer amount. The return on the Buffered PLUS in these two scenarios is significantly different despite only a small relative difference in the underlying return.

￭You will not receive any interest payments. BNS will not pay any interest with respect to the Buffered PLUS.

■The final share price is not linked to the price of the underlying shares at any time other than the valuation date. The final share price will be based on the closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying shares performs favorably to you prior to the valuation date but then drops on the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the price of the underlying shares at any time prior to such drop. Although the closing price of the underlying shares on the maturity date or at other times during the term of the Buffered PLUS may be more favorable to you than the closing price on the valuation date, the payment at maturity will be based solely on the closing price on the valuation date.

■Owning the Buffered PLUS is not the same as owning the underlying shares or the underlying constituents. The return on your Buffered PLUS may not reflect the return you would realize if you actually owned the underlying shares or the underlying constituents. For instance, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside leverage factor, exceeds the maximum upside gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the underlying shares, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Buffered PLUS. In addition, as an owner of the Buffered PLUS, you will not have voting rights or any other rights that a holder of the underlying shares or the underlying constituents may have.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■The absolute return feature is not the same as taking a short position directly in the underlying shares or any underlying constituents. The return on your Buffered PLUS will not reflect the return you may realize if you actually took a short position directly in the underlying shares or any underlying constituents. Unlike a direct short position in the underlying shares or the underlying constituents, which would entitle you to fully benefit from any depreciation of the underlying shares or such underlying constituents, you will not benefit from any depreciation of the underlying shares beyond an underlying return of -10.00%. To the contrary, an underlying return of less than -10.00% will result in a loss of 1% of your principal for every 1% that the final share price falls below the initial share price in excess of the buffer amount, and you could lose up to 90.00% of your investment in the Buffered PLUS, as described above.

Risks Relating to Characteristics of the Underlying Shares

￭An investment in the Buffered PLUS involves market risk associated with the underlying shares. The return on the Buffered PLUS, which may be negative, is linked to the performance of the underlying shares and indirectly linked to the price of the underlying constituents. The price of the underlying shares can rise or fall sharply due to factors specific to the underlying shares or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic, political and other conditions. You, as an investor in the Buffered PLUS, should make your own investigation into the underlying shares and the underlying constituents. For additional information regarding the underlying shares, please see “Information About the Fund” below and the sponsor of the fund’s (the “sponsor’s”) SEC Filings referred to in that section. We urge you to review financial and other information filed periodically by the sponsor with the SEC.

■There can be no assurance that the investment view implicit in the Buffered PLUS will be successful. It is impossible to predict whether and the extent to which the price of the underlying shares will rise or fall and there can be no assurance that the final share price will not be less than the initial share price by more than the buffer amount. The final share price (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying shares, and the risk of losing some and up to 90.00% of your investment in the Buffered PLUS.

■The underlying shares hold only a single commodity and its performance may be more volatile than that of an exchange-traded fund with more diversified holdings. The underlying shares represent shares of an exchange-traded fund that is expected to only hold gold. The underlying shares' holdings lack diversification and do not have the benefit of other offsetting components that may increase when other components are decreasing. Because the fund is expected to only hold gold, the performance of the underlying shares may be more volatile than that of an exchange-traded fund that holds multiple commodities or that seeks to track a broad -based commodity index, and the price of gold may not correlate with, and may diverge significantly from, the prices of commodities generally.

■The price of the underlying shares is not necessarily representative of the gold industry and may not track the market value of gold. The price of the underlying shares is not necessarily representative of the gold industry. The performance of the underlying shares may not fully replicate the performance of the price of gold due to the fees and expenses charged by the fund and transaction costs incurred that are not included in the market price of gold, restrictions on access to gold or other circumstances. The underlying shares do not generate any income and, because the fund regularly sells gold to pay for ongoing expenses, the amount of gold represented by the underlying shares has gradually declined over time. The fund sells gold to pay expenses on an ongoing basis irrespective of whether the trading price of the underlying shares rises or falls in response to changes in the price of gold. The sale of the fund’s gold to pay expenses at a time of low gold prices could adversely affect the value of the underlying shares. Additionally, there is a risk that part or all of the fund’s gold could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

■The price of the underlying shares will be influenced by the price of gold held by the fund. The fund attempts to mirror, as closely as possible and before fees and expenses, the performance of the price of gold bullion. The price of gold may be influenced by a number of factors that interrelate in complex and unpredictable ways, including, without limitation, supply and demand for gold for use in jewelry, industrial applications or other settings, governmental regulation, geopolitical events and/or developments or expected developments regarding inflation, interest rates or other economic variables. Any of these factors may lead to negative movements in the price of gold, which may in turn have an adverse effect on the price of the underlying shares and the value of the Buffered PLUS.

■BNS cannot control actions by the sponsor and the sponsor has no obligation to consider your interests. The sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the sponsor concerning the calculation of the net asset value (“NAV”) per share of the fund, additions, deletions or substitutions of underlying constituents and the manner in which changes

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

affecting the underlying constituents are reflected in the fund that could affect the market price of the underlying shares, and therefore, the return on the Buffered PLUS. The return on the Buffered PLUS and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the fund, or if the sponsor discontinues or suspends publication of the NAV per share of the fund, in which case it may become difficult to determine the market value of your Buffered PLUS. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the Buffered PLUS.

■There are risks associated with an investment that is linked to the performance of an exchange-traded fund. Although the fund’s shares are listed for trading on a national securities exchange and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market. In addition, the fund is subject to management risk, which is the risk that the sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The fund is also not actively managed and may be affected by a general decline in market segments relating to the market price of gold. The fund invests in gold regardless of its investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the fund could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline. In addition, although an exchange-traded fund may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for an exchange-trade fund or that there will be liquidity in the trading market. Finally, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of the underlying shares may differ from the NAV per share of the fund. This variation in performance is called “tracking error” and, at times, the tracking error may be significant. Consequently, the return on the Buffered PLUS will not be the same as investing directly in the underlying shares, and will not be the same as investing in a debt security with payments linked to the performance of the underlying constituents.

■There are risks in securities relating to commodities trading on the London Bullion Market Association. The price of the underlying shares is closely related to the price of gold. Gold is traded on the London Bullion Market Association (“LBMA”). The LBMA is a self-regulated association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of commodities trading on the LBMA. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Risks Relating to Estimated Value and Liquidity

■BNS’ initial estimated value of the Buffered PLUS at the time of pricing (when the terms of your Buffered PLUS were set on the pricing date) is lower than the issue price of the Buffered PLUS. BNS’ initial estimated value of the Buffered PLUS is only an estimate. The issue price of the Buffered PLUS exceeds BNS’ initial estimated value. The difference between the issue price of the Buffered PLUS and BNS’ initial estimated value reflects costs associated with selling and structuring the Buffered PLUS, as well as hedging its obligations under the Buffered PLUS. Therefore, the economic terms of the Buffered PLUS are less favorable to you than they would have been if these expenses had not been paid or had been lower.

■Neither BNS’ nor SCUSA’s estimated value of the Buffered PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the Buffered PLUS and SCUSA’s estimated value of the Buffered PLUS at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Buffered PLUS to be more favorable to you. Consequently, the use of an internal funding rate for the Buffered PLUS increases the estimated value of the Buffered PLUS at any time and has an adverse effect on the economic terms of the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■BNS’ initial estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the Buffered PLUS was determined by reference to its internal pricing models when the terms of the Buffered PLUS were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the Buffered PLUS, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Buffered PLUS that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

■The Buffered PLUS have limited liquidity. The Buffered PLUS will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Buffered PLUS. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which SCUSA is willing to purchase the Buffered PLUS from you. If at any time SCUSA does not make a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

■The price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Buffered PLUS. SCUSA’s estimated value of the Buffered PLUS is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your Buffered PLUS in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your Buffered PLUS at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Buffered PLUS — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your Buffered PLUS at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your Buffered PLUS by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your Buffered PLUS (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Buffered PLUS determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the Buffered PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the Buffered PLUS at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Buffered PLUS, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Buffered PLUS, including the price you may receive for the Buffered PLUS in any market making transaction. To the extent that SCUSA makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, SCUSA is not obligated to make a market in the Buffered PLUS. See “— The Buffered PLUS have limited liquidity” herein.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■The price of the Buffered PLUS prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the Buffered PLUS may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the underlying shares over the full term of the Buffered PLUS, (ii) volatility of the price of the underlying shares and the underlying constituents and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) any dividends or distributions on the underlying shares and (vi) the time remaining to maturity. In particular, because the provisions of the Buffered PLUS relating to the payment at maturity behave like options, the value of the Buffered PLUS will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the underlying shares and other relevant factors, the market value of the Buffered PLUS may decrease and you may receive substantially less than the stated principal amount if you sell your Buffered PLUS prior to maturity regardless of the price of the underlying shares at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

■Payments on the Buffered PLUS are subject to the credit risk of BNS. The Buffered PLUS are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Buffered PLUS. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Buffered PLUS and you could lose your entire investment in the Buffered PLUS.

Risks Relating to Hedging Activities and Conflicts of Interest

■Hedging activities by BNS and SCUSA may negatively impact investors in the Buffered PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Buffered PLUS. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Buffered PLUS. Such hedging transactions may include entering into swap or similar agreements, purchasing underlying shares of the underlying constituents and/or purchasing futures, options and/or other instruments linked to the underlying shares and/or the underlying constituents. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying shares and/or the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more of the underlying constituents. Any of these hedging activities may adversely affect the price of the underlying shares—directly or indirectly by affecting the price of the underlying constituents — and therefore the market value of the Buffered PLUS and the amount you will receive on the Buffered PLUS.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Buffered PLUS. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Buffered PLUS, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the Buffered PLUS declines.

■The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and return on, the Buffered PLUS. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, underlying return, closing price and/or final share price, as applicable, and any other term of the Buffered PLUS. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Buffered PLUS may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the market value of, and return on, the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

■We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the Buffered PLUS. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Buffered PLUS or other securities that we have issued), the underlying shares, the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the Buffered PLUS. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and/or the sponsor, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your Buffered PLUS, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the Buffered PLUS.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Buffered PLUS or other securities that we may issue, the underlying shares, the underlying constituents, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Buffered PLUS. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Buffered PLUS.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Buffered PLUS or other securities that we may issue, the underlying shares, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Buffered PLUS should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the Buffered PLUS for liquidity or otherwise.

■Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the Buffered PLUS. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or underlying constituents may adversely affect the price of the underlying shares or any underlying constituents and, therefore, the market value of the Buffered PLUS. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the Buffered PLUS and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Buffered PLUS” for additional information regarding hedging-related transactions and trading.

■The calculation agent will have significant discretion with respect to the Buffered PLUS, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine the payment at maturity of the Buffered PLUS based on the observed final share price. The calculation agent can postpone the determination of the final share price (and therefore the related maturity date) if a market disruption event occurs and is continuing with respect to the underlying shares on the valuation date.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

■BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the Buffered PLUS. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Buffered PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered PLUS. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Buffered PLUS and the underlying shares to which the Buffered PLUS are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Buffered PLUS are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Buffered PLUS — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information About the Fund

All disclosures contained in this document regarding the fund are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the fund. You should make your own investigation into the fund.

SPDR® Gold Trust

We have derived all information contained herein regarding the fund, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to changes by, World Gold Trust Services, LLC, the sponsor, BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, HSBC Bank plc, the custodian, and State Street Global Advisors Funds Distributors, LLC, the marketing agent for the fund.

Shares of the fund is issued by the SPDR® Gold Trust (the “Trust”) and represent units of fractional undivided beneficial interest in and ownership of the Trust. The investment objective of the Trust is to reflect the performance of the price of gold bullion, less the Trust’s expenses. The Trust holds gold bars and from time to time, issues one or more blocks of 100,000 shares of the fund in exchange for deposits of gold and distributes gold in connection with redemptions of such shares. Shares of the fund trade on the NYSE Arca under the ticker symbol “GLD”. Please see “Exchange-Traded Funds — SPDR® Gold Shares” in the accompanying underlier supplement for additional information regarding the fund and the sponsor. Additional information regarding the fund, including its portfolio holdings, may be available on the SPDR® website.

 Historical Information

The closing price of the underlying shares on February 13, 2026 was $462.62. The graph below sets forth the closing prices of the underlying shares for each day from January 1, 2021 through February 13, 2026. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying shares at any time, including the valuation date.

The Shares of the SPDR® Gold Trust – Daily Closing Prices January 1, 2021 to February 13, 2026

600
500
400
300
200
100
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
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Jan-2026

We and/or our affiliates may presently or from time to time engage in business with the sponsor. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The Buffered PLUS are not sponsored, endorsed, sold, or promoted by the sponsor. The sponsor makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. The sponsor has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Buffered PLUS.

Canadian bail-in:	The Buffered PLUS are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituents	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	valuation date	final valuation date
	closing price	closing value
	initial share price	initial value
	final share price	final value
	buffer amount	buffer percentage
	underlying return	reference asset return
	upside leverage factor	participation rate
Additional information regarding estimated value of the Buffered PLUS:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Buffered PLUS. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Buffered PLUS are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the Buffered PLUS is greater than the initial estimated value of the Buffered PLUS. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Buffered PLUS at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Buffered PLUS to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the Buffered PLUS. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Tax considerations:

The U.S. federal income tax consequences of your investment in the Buffered PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax

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consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Buffered PLUS, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Buffered PLUS as prepaid derivative contracts with respect to the underlying shares. If your Buffered PLUS are so treated, subject to Section 1260 of the Code, discussed below, you should generally recognize long-term capital gain or loss if you hold your Buffered PLUS for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Buffered PLUS, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered PLUS. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Buffered PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered PLUS, it is possible that your Buffered PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Buffered PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. There may be also a risk that the IRS could assert that the Buffered PLUS should not give rise to long-term capital gain or loss because the Buffered PLUS offer, at least in part, short exposure to the underlying shares.

Section 1260. Because the fund would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Buffered PLUS could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Buffered PLUS were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your Buffered PLUS could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). Additionally, if Section 1260 of the Code were to apply to the Buffered PLUS, all or a portion of any long-term capital gain that you recognize with respect to the Buffered PLUS that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. We urge you to read the discussion concerning the possible treatment of the Buffered PLUS as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered PLUS. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Buffered PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Buffered PLUS, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial

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assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Buffered PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Buffered PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered PLUS if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Buffered PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Buffered PLUS are not “delta-one” with respect to the underlying shares, our special U.S. tax counsel is of the opinion that the Buffered PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Buffered PLUS are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Buffered PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares or your Buffered PLUS, and following such occurrence your Buffered PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the underlying stock or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares or the Buffered PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered PLUS.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final

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regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Buffered PLUS through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Buffered PLUS will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. The Buffered PLUS may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Buffered PLUS at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Buffered PLUS at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of the Buffered PLUS purchased after the bill was enacted to accrue interest income over the term of the Buffered PLUS despite the fact that there will be no interest payments over the term of the Buffered PLUS.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the Buffered PLUS at the stated principal amount and, as part of the distribution of the Buffered PLUS, has agreed to sell the Buffered PLUS to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any Buffered PLUS after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

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Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Buffered PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the Buffered PLUS in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Buffered PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Buffered PLUS immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the Buffered PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Buffered PLUS and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Buffered PLUS, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any Buffered PLUS may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Buffered PLUS are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

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Validity of the Buffered PLUS:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the Buffered PLUS offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered PLUS will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered PLUS, authentication of the Buffered PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Buffered PLUS has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Buffered PLUS have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Buffered PLUS will be validly issued and, to the extent validity of the Buffered PLUS is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

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